UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025
___________________________________________________
ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
___________________________________________________

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2025, the Board of Directors (the “Board”) of Arista Networks, Inc. (the “Company”) appointed Kenneth Duda, the Company’s current Chief Technology Officer and Senior Vice President, Engineering, as the Company’s President and Chief Technology Officer, effective immediately. Mr. Duda’s expanded role will oversee cloud and AI systems engineering and business development.
Mr. Duda, age 54, is one of our founders and has served in various roles with us from 2004 to present. Mr. Duda has served as a member of our board of directors since December 2023. Since September 2011, Mr. Duda has served as our Chief Technology Officer and Senior Vice President of Software Engineering. Mr. Duda holds B.S. and M.S. degrees in Computer Science and Electrical Engineering from the Massachusetts Institute of Technology and a Ph.D. degree in Computer Science from Stanford University.
There are no family relationships between Mr. Duda and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Duda that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Duda and any other persons pursuant to which he will be appointed as an executive officer of the Company.
The Company has not entered into any agreements or arrangements with Mr. Duda in connection with his appointment to the role of President and Chief Technology Officer.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 5, 2025, in connection with Mr. Duda’s appointment as President, the Company’s current Amended and Restated bylaws were amended and restated to provide that the role of the President of the Company may be held by more than one individual. In addition, in connection with recent amendments to the Delaware General Corporation Law (“DGCL”), the forum selection provision in Section 9.5 of the Company’s current Amended and Restated bylaws was amended and restated to add that if the Court of Chancery of the State of Delaware does not have jurisdiction, a State court in Delaware or the federal district court of the District of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, subject to certain exceptions.
The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.
Item 8.01 Other Events
In September 2025, the Company appointed Tyson Lamoreaux as Senior Vice President of Cloud and AI Networking. Mr. Lamoreaux has over twenty-five years of networking and systems experience. He will be joining Mr. Duda’s team, reporting to Hugh Holbrook, the Company’s Chief Development Officer, as part of the strategic expansion of Mr. Duda’s role to cover cloud and AI systems engineering and business development.
ITEM 9.01     Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Arista Networks, Inc. dated September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

September 8, 2025	/s/ CHANTELLE BREITHAUPT
Chantelle Breithaupt
Senior Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)